SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2006

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NORTHEAST UTILITIES

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(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-5324	04-2147929
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(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE FEDERAL STREET, BUILDING 111-4, SPRINGFIELD

MASSACHUSETTS                        01105

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(Address of principal executive offices)  (Zip Code)

(860) 665-5000

(Registrant's telephone number, including area code)

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01

Entry into a Material Definitive Agreement

1.

2006 Annual Incentive Program Approved.  On February 14, 2006, the Compensation Committee of the Board of Trustees of Northeast Utilities (the 'Company') approved the 2006 Annual Incentive Program for executive officers under the Northeast Utilities Incentive Plan.  The 2006 Annual Incentive Program provides for an individual's incentive payout based on the performance of the specific business that he or she can directly impact.  Performance metrics were established that reflect the financial, strategic and operational goals that measure business success at each executive level.  In addition, adjusted net income financial performance thresholds were set by the Compensation Committee that must be achieved before an individual can be eligible for an incentive award.  Target incentive opportunities for executives under this Program were established using survey data for individuals in comparable positions and markets.  Incentive awards, if any, will be paid in cash after the end of 2006.

2.

2006-2008 Long-Term Incentive Program Approved.  Also on February 14, 2006, the Compensation Committee of the Company approved the Long-Term Incentive Program for 2006 through 2008.  Under this program, awards of restricted share units and three-year performance cash units are made.  Target incentive opportunities for executives under this Program were established using survey data for individuals in comparable positions and markets.

Restricted share units are awarded from a pool whose value before adjusting for performance is half of the long-term incentive program at target.  The size of the pool of restricted share units is established based on corporate achievement of the previous year's goals, that year's contribution to the Company's longer-term strategic direction and the need to motivate future performance.  The actual value of restricted share units awarded to each officer is based on a target that is adjusted, as determined by the Chief Executive Officer and the Compensation Committee, to reflect performance and contribution of the individual.  The number of restricted shares awarded is determined by dividing the award value by the average of the daily closing price of NU’s common shares on the New York Stock Exchange for the ten business days before February 1, 2006. Until the restricted shares are paid out, the value of dividends that would have been paid to the recipient of restricted shares had the restricted shares been actual common shares of the Company are deemed invested in additional restricted shares.  Restricted share units vest over three years and payment of half of the vested units is deferred an additional four years beyond vesting to further increase share ownership by executives, except that for the CEO payout of all vested shares is deferred until after retirement from the Company.

Half of the Long-Term Incentive Program value at target is awarded as three-year performance cash units to officers.  Performance cash units will be valued at the end of the three-year performance period that ends December 31, 2008, assessed on the degree of achievement of pre-defined levels of cumulative adjusted net income, return on equity,  time-weighted average credit ratings, and total shareholder return as compared to a group of comparable utility companies.  The ultimate value of the performance cash units, if any, will be determined at the end of the three-year performance period and paid in cash.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
By: /s/ Randy A. Shoop
Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  February 21, 2006